SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2002

BSQUARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

WASHINGTON (State or Other Jurisdiction of Incorporation)	000-27687 (Commission File Number)	91-1650880 (IRS Employer Identification No.)

3150 139th Avenue SE, Suite 500
Bellevue, Washington 98005
(425) 519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

     Due to weaker-than-expected demand for telematics products and services, BSQUARE intends to close its Infogation division in San Diego. The Company has reduced the headcount in the division from 23 employees in March 2002 to 11 employees currently and plans to make further reductions over the next three months. In order to continue serving customers, the Company will transfer a small number of remaining employees and reassign the division’s intellectual property to its Bellevue, Washington headquarters.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: October 15, 2002	By:	/s/ JAMES R. LADD

James R. Ladd Senior Vice President, Finance and Operations and Chief Financial Officer (Chief Financial and Accounting Officer)